EXHIBIT 99.1
Pega’s AI Strategy Powers Continued Acceleration in Q2 2025
•Annual Contract Value (ACV) grows 16% year over year as reported and 14% in constant currency
•Pega Cloud ACV increases 28% year over year as reported and 25% in constant currency
•Pega Cloud backlog increases 30% year over year as reported and 26% in constant currency
•Cash flow from operations and free cash flow grow over 30% year over year

WALTHAM, Mass. — July 22, 2025 — Pegasystems Inc. (NASDAQ: PEGA), the Enterprise Transformation Company™, released its financial results for the second quarter of 2025.
“Our unique approach to AI was a key driver of our strong first half results,” said Alan Trefler, Pega founder and CEO. “Pega harnesses AI's creative potential where it can best drive transformation—during workflow design with Pega Blueprint. This drives consistent execution through our state-of-the-art Pega Infinity workflow engine, rather than through inherently unpredictable prompts. Pega’s Predictable AI approach gives enterprises both the innovation they crave and the operational consistency they require.”
“Our first half of 2025 results show what happens when strategy, innovation, and execution come together,” said Pega COO & CFO Ken Stillwell. “Pega Blueprint is a game-changer for AI-driven enterprise transformation. Our disciplined focus on Rule of 40 principles is fueling both accelerated growth and margin expansion. We are more aligned, more energized, and more effective than ever.”
Financial and performance metrics (1)

Total ACV Growth 16% (14% Constant Currency)
Pega Cloud ACV Growth 28% (25% Constant Currency)
1,500M
1,000M
500M
0M
$1,305M
$711
$594
$1,514M
$753
$761
June 30, 2024
June 30, 2025
Pega Cloud ACV

1 Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.

EXHIBIT 99.1
(continued)
Reconciliation of ACV and Constant Currency ACV

(in millions, except percentages)	June 30, 2024	June 30, 2025	1-Year Change
ACV	$1,305	$1,514	16%
Impact of changes in foreign exchange rates	—	(32)
Constant currency ACV	$1,305	$1,482	14%
Note: Constant currency ACV is calculated by applying the June 30, 2024 foreign exchange rates to current period shown.

Cash Flow Growth

(Dollars in thousands, except per share amounts) (1)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Total revenue	$384,512	$351,153	9%	$860,145	$681,300	26%
Net income (loss) - GAAP	$30,077	$6,613	355%	$115,499	$(5,511)	*
Net income - non-GAAP	$50,151	$45,841	9%	$190,693	$87,995	117%
Diluted earnings (loss) per share - GAAP	$0.17	$0.04	325%	$0.63	$(0.03)	*
Diluted earnings per share - non-GAAP	$0.28	$0.26	8%	$1.04	$0.50	108%
* Not meaningful
(1) Per share amounts have been recast for all prior periods to reflect the effect of the Company’s two-for-one forward common stock split effected in the form of a stock dividend distributed on June 20, 2025.

(Dollars in thousands)	Three Months Ended June 30,				Change		Six Months Ended June 30,				Change
	2025		2024				2025		2024
Pega Cloud	$166,743	43%	$134,086	38%	$32,657	24%	$317,866	37%	$264,988	39%	$52,878	20%
Maintenance	79,271	21%	80,344	23%	(1,073)	(1)%	155,639	18%	161,345	23%	(5,706)	(4)%
Subscription services	246,014	64%	214,430	61%	31,584	15%	473,505	55%	426,333	62%	47,172	11%
Subscription license	79,963	21%	84,647	24%	(4,684)	(6)%	266,518	31%	147,985	22%	118,533	80%
Subscription	325,977	85%	299,077	85%	26,900	9%	740,023	86%	574,318	84%	165,705	29%
Consulting	57,824	15%	52,040	15%	5,784	11%	118,245	14%	106,087	16%	12,158	11%
Perpetual license	711	—%	36	—%	675	1875%	1,877	—%	895	—%	982	110%
Total revenue	$384,512	100%	$351,153	100%	$33,359	9%	$860,145	100%	$681,300	100%	$178,845	26%

Quarterly conference call
A conference call and audio-only webcast will be conducted at 8:00 a.m. EDT on Wednesday, July 23, 2025.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1 (800) 715-9871 (domestic) or 1 (646) 307-1963 (international) and using Conference ID 7346894, or via https://events.q4inc.com/attendee/586505740 by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.
Discussion of non-GAAP financial measures
Our non-GAAP financial measures should only be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We believe that these measures help investors understand our core operating results and prospects, which is consistent with how management measures and forecasts our performance without the effect of often one-time charges and other items outside our normal operations. Management uses these measures to assess the performance of the company's operations and establish operational goals and incentives. They are not a substitute for financial measures prepared under U.S. GAAP. Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.
Forward-looking statements
Certain statements in this press release may be "forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, intends to, projects, forecasts, guidance, likely, and usually or variations of such words and other similar expressions identify forward-looking statements. These statements represent our views only as of the date the statement was made and are based on current expectations and assumptions.
Forward-looking statements deal with future events and are subject to risks and uncertainties that are difficult to predict, including, but not limited to:
•our future financial performance and business plans;
•the adequacy of our liquidity and capital resources;
•the successful execution of investments in artificial intelligence;
•the continued payment of our quarterly dividends;
•the timing of revenue recognition;
•variation in demand for our products and services, including among clients in the public sector;
•reliance on key personnel;
•reliance on third-party service providers, including hosting providers;
•compliance with our debt obligations and covenants;
•foreign currency exchange rates;
•potential legal and financial liabilities, as well as damage to our reputation, due to cyber-attacks;
•security breaches and security flaws;
•our ability to protect our intellectual property rights, costs associated with defending such rights, intellectual property rights claims, and other related claims by third parties against us, including related costs, damages, and other relief that may be granted against us;
•our ongoing litigation with Appian Corp. and associated legal proceedings;
•our client retention rate; and
•management of our growth.
These risks and others that may cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2024, and other filings we make with the SEC.
Investors are cautioned not to place undue reliance on such forward-looking statements, and there are no assurances that the results included in such statements will be achieved. Although subsequent events may cause our view to change, except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements, whether as the result of new information, future events, or otherwise.
Any forward-looking statements in this press release represent our views as of July 22, 2025.

About Pegasystems
Pega is The Enterprise Transformation CompanyTM that helps organizations Build for Change® with enterprise AI decisioning and workflow automation. Many of the world’s most influential businesses rely on our platform to solve their most pressing challenges, from personalizing engagement to automating service to streamlining operations. Since 1983, we’ve built our scalable and flexible architecture to help enterprises meet today’s customer demands while continuously transforming for tomorrow. For more information on Pega (NASDAQ: PEGA), visit www.pega.com.
Press contact:
Lisa Pintchman
VP, Corporate Communications
lisapintchman.rogers@pega.com
617-866-6022
Twitter: @pega
Investor contact:
Peter Welburn
VP, Corporate Development & Investor Relations
PegaInvestorRelations@pega.com
617-498-8968
All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Subscription services	$246,014	$214,430	$473,505	$426,333
Subscription license	79,963	84,647	266,518	147,985
Consulting	57,824	52,040	118,245	106,087
Perpetual license	711	36	1,877	895
Total revenue	384,512	351,153	860,145	681,300
Cost of revenue
Subscription services	41,510	36,238	79,638	72,062
Subscription license	360	477	746	1,120
Consulting	67,700	60,231	131,634	118,413
Perpetual license	4	—	6	9
Total cost of revenue	109,574	96,946	212,024	191,604
Gross profit	274,938	254,207	648,121	489,696
Operating expenses
Selling and marketing	147,131	139,761	285,200	267,456
Research and development	78,784	75,425	153,070	147,538
General and administrative	31,788	25,420	65,616	48,947
Litigation settlement, net of recoveries	—	—	—	32,403
Restructuring	(44)	635	(33)	798
Total operating expenses	257,659	241,241	503,853	497,142
Income (loss) from operations	17,279	12,966	144,268	(7,446)
Foreign currency transaction (loss) gain	(14,008)	437	(19,333)	(2,825)
Interest income	3,248	6,785	8,583	12,066
Interest expense	(1)	(1,656)	(1,028)	(3,408)
Gain (loss) on capped call transactions	—	(3,277)	(223)	22
Other income, net	18,729	—	19,290	1,684
Income before (benefit from) provision for income taxes	25,247	15,255	151,557	93
(Benefit from) provision for income taxes	(4,830)	8,642	36,058	5,604
Net income (loss)	$30,077	$6,613	$115,499	$(5,511)
Earnings (loss) per share
Basic	$0.18	$0.04	$0.67	$(0.03)
Diluted	$0.17	$0.04	$0.63	$(0.03)
Weighted-average number of common shares outstanding
Basic	170,776	170,314	171,287	169,424
Diluted	182,160	177,000	185,477	169,424
(1) The number of common shares and per share amounts have been recast for all prior periods to reflect the effect of the Company’s two-for-one forward common stock split effected in the form of a stock dividend distributed on June 20, 2025.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$201,565	$337,103
Marketable securities	210,002	402,870
Total cash, cash equivalents, and marketable securities	411,567	739,973
Accounts receivable, net	156,470	305,468
Unbilled receivables, net	184,184	173,085
Other current assets	93,403	115,178
Total current assets	845,624	1,333,704
Long-term unbilled receivables, net	104,298	61,407
Goodwill	81,538	81,113
Other long-term assets	292,957	292,049
Total assets	$1,324,417	$1,768,273
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,101	$6,226
Accrued expenses	51,430	31,544
Accrued compensation and related expenses	91,769	138,042
Deferred revenue	418,931	423,910
Convertible senior notes, net	—	467,470
Other current liabilities	20,387	18,866
Total current liabilities	599,618	1,086,058
Long-term operating lease liabilities	65,191	67,647
Other long-term liabilities	35,066	29,088
Total liabilities	699,875	1,182,793
Total stockholders’ equity	624,542	585,480
Total liabilities and stockholders’ equity	$1,324,417	$1,768,273

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2025	2024
Net income (loss)	$115,499	$(5,511)
Adjustments to reconcile net income (loss) to cash provided by operating activities
Non-cash items	123,170	116,288
Change in operating assets and liabilities, net	51,827	109,466
Cash provided by operating activities	290,496	220,243
Cash provided by (used in) investing activities	212,995	(209,700)
Cash (used in) provided by financing activities	(646,316)	22,503
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	7,407	(2,842)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(135,418)	30,204
Cash, cash equivalents, and restricted cash, beginning of period	341,529	232,827
Cash, cash equivalents, and restricted cash, end of period	$206,111	$263,031

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP AND NON-GAAP MEASURES (1)
(in thousands, except percentages and per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Net income (loss) - GAAP	$30,077	$6,613	355%	$115,499	$(5,511)	*
Stock-based compensation (2)	36,730	36,224		78,155	71,005
Restructuring	(44)	635		(33)	798
Legal fees	6,409	2,409		12,953	4,351
Litigation settlement, net of recoveries	—	—		—	32,403
Amortization of intangible assets	675	789		1,376	1,753
Interest on convertible senior notes	—	619		394	1,236
Capped call transactions	—	3,277		223	(22)
Foreign currency transaction loss (gain)	14,008	(437)		19,333	2,825
Other	(18,729)	—		(19,480)	(1,628)
Income taxes (3)	(18,975)	(4,288)		(17,727)	(19,215)
Net income - non-GAAP	$50,151	$45,841	9%	$190,693	$87,995	117%

Diluted earnings (loss) per share - GAAP	$0.17	$0.04	325%	$0.63	$(0.03)	*
non-GAAP adjustments	0.11	0.22		0.41	0.53
Diluted earnings per share - non-GAAP	$0.28	$0.26	8%	$1.04	$0.50	108%

Diluted weighted-average number of common shares outstanding - GAAP	182,160	177,000	3%	185,477	169,424	9%
Capped call transactions	—	—		(2,412)	—
Stock-based compensation	—	—		—	6,436
Diluted weighted-average number of common shares outstanding - non-GAAP	182,160	177,000	3%	183,065	175,860	4%
* Not meaningful
Our non-GAAP financial measures reflect the following adjustments:
•Stock-based compensation: We have excluded stock-based compensation from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future revenues, we continue to evaluate our business performance, excluding stock-based compensation.
•Restructuring: We have excluded restructuring from our non-GAAP financial measures. Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as these amounts are not representative of our core business operations and ongoing operational performance.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Litigation settlement, net of recoveries: Cost to settle litigation, net of insurance recoveries, arising from proceedings outside the ordinary course of business. See "Note 20. Commitments And Contingencies" in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2024 and prior filings for further information. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Amortization of intangible assets: We have excluded the amortization of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that intangible assets contributed to our revenues recognized during the periods presented and are expected to contribute to future revenues. Amortization of intangible assets is likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.

•Interest on convertible senior notes: In February 2020, we issued convertible senior notes (the “Notes”), due March 1, 2025, in a private placement. The Notes accrued interest at an annual rate of 0.75%, paid semi-annually in arrears on March 1 and September 1. The outstanding Notes were repaid in their entirety at maturity. We believe that excluding the amortization of issuance costs provides a useful comparison of our operational performance in different periods.
•Capped call transactions: We have excluded gains and losses related to our capped call transactions held at fair value under U.S. GAAP. The capped call transactions were expected to reduce common stock dilution and/or offset any potential cash payments we must make, other than for principal and interest, upon conversion of the Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Foreign currency transaction loss (gain): We have excluded foreign currency transaction gains and losses from our non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.
•Other: We have excluded gains and losses from our venture investments. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Diluted weighted-average number of common shares outstanding:
•Capped call transactions: In periods of GAAP net income, the shares calculated by applying the if-converted method related to the Company’s Notes are included in the diluted weighted-average shares outstanding. The capped call transactions were expected to reduce common stock dilution and/or offset any potential cash payments the Company must make, other than for principal and interest, upon conversion of the Notes. We believe that including the expected impact of the capped call transactions in our non-GAAP financial measures provides a useful comparison of our operational performance in different periods.
•Stock-based compensation: In periods of non-GAAP net income, we have included the dilutive impact of stock-based compensation in our non-GAAP weighted-average shares. In periods of GAAP net loss, these shares would have been excluded from our GAAP results as they would be anti-dilutive for GAAP. We believe including the dilutive effect of stock-based compensation in our non-GAAP financial measures in periods of net income is helpful to investors as this provides a useful comparison of our operational performance in different periods
(1) Per share amounts have been recast for all prior periods to reflect the effect of the Company’s two-for-one forward common stock split effected in the form of a stock dividend distributed on June 20, 2025.
(2) Stock-based compensation:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2025	2024	2025	2024
Cost of revenue	$7,288	$7,092	$15,111	$13,664
Selling and marketing	14,378	13,564	30,159	27,452
Research and development	7,490	7,825	15,875	15,471
General and administrative	7,574	7,743	17,010	14,418
	$36,730	$36,224	$78,155	$71,005
Income tax benefit	$(566)	$(554)	$(1,153)	$(865)
(3) Effective income tax rates:

	Six Months Ended June 30,
	2025	2024
GAAP	24%	*
non-GAAP	22%	22%
* Not meaningful
Our GAAP effective income tax rate is subject to significant fluctuations due to several factors, including our stock-based compensation plans, research and development tax credits, and the valuation allowance on our deferred tax assets in the U.S. and U.K. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors, including historical and forecasted earnings by jurisdiction, discrete items, and ability to realize tax assets. We believe it is beneficial for our management to review our non-GAAP results consistent with our annual plan’s effective income tax rate as established at the beginning of each year, given tax rate volatility.

PEGASYSTEMS INC.
RECONCILIATION OF FREE CASH FLOW (1) AND OTHER METRICS
(in thousands, except percentages)

	Six Months Ended June 30,		Change
	2025	2024
Cash provided by operating activities	$290,496	220,243	32%
Investment in property and equipment	(4,015)	(1,857)
Free cash flow (1)	$286,481	$218,386	31%

Supplemental information (2)
Litigation settlement, net of recoveries	$—	$32,403
Legal fees	10,020	2,701
Restructuring	1,354	3,852
Interest paid on convertible senior notes	1,754	1,884
Income taxes, net of refunds	(702)	25,560
	$12,426	$66,400
(1) Our non-GAAP free cash flow is defined as cash provided by operating activities less investment in property and equipment. Investment in property and equipment fluctuates in amount and frequency and is significantly affected by the timing and size of investments in our facilities and equipment. We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings. This information is not a substitute for financial measures prepared under U.S. GAAP.
(2) The supplemental information discloses items that affect our cash flows and are considered by management not to be representative of our core business operations and ongoing operational performance.
•Litigation settlement, net of recoveries: Cost to settle litigation, net of insurance recoveries, arising from proceedings outside the ordinary course of business. See "Note 20. Commitments And Contingencies" in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2024 and prior filings for further information.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business.
•Restructuring: Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities.
•Interest paid on convertible senior notes: In February 2020, we issued convertible senior notes (the “Notes”), due March 1, 2025, in a private placement. The Notes accrued interest at an annual rate of 0.75%, payable semi-annually in arrears on March 1 and September 1. The outstanding Notes were repaid in their entirety at maturity.
•Income taxes, net of refunds: Direct income taxes paid net of refunds received.
PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE
(in thousands, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV. ACV is a performance measure that we believe provides useful information to our management and investors.

	June 30, 2025	June 30, 2024	Change		Constant Currency Change
Pega Cloud	$761,051	$593,752	$167,299	28%	25%
Maintenance	301,375	310,608	(9,233)	(3)%	(5)%
Subscription services	1,062,426	904,360	158,066	17%	15%
Subscription license	451,591	400,949	50,642	13%	11%
	$1,514,017	$1,305,309	$208,708	16%	14%

PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Expected future revenue from existing non-cancellable contracts:
As of June 30, 2025:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Pega Cloud	Maintenance
1 year or less	$603,683	$220,954	$61,905	$317	$39,798	$926,657	51%
1-2 years	334,586	79,345	4,262	—	2,846	421,039	23%
2-3 years	172,513	49,587	746	—	252	223,098	12%
Greater than 3 years	210,416	46,843	7,220	—	56	264,535	14%
	$1,321,198	$396,729	$74,133	$317	$42,952	$1,835,329	100%
% of Total	72%	22%	4%	—%	2%	100%
Change since June 30, 2024
	$306,436	$75,823	$37,143	$(2,379)	$12,057	$429,080
	30%	24%	100%	(88)%	39%	31%
As of June 30, 2024:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Pega Cloud	Maintenance
1 year or less	$470,379	$209,655	$23,931	$2,696	$25,953	$732,614	52%
1-2 years	301,070	63,266	10,078	—	2,469	376,883	27%
2-3 years	152,839	30,032	2,884	—	2,473	188,228	13%
Greater than 3 years	90,474	17,953	97	—	—	108,524	8%
	$1,014,762	$320,906	$36,990	$2,696	$30,895	$1,406,249	100%
% of Total	72%	23%	3%	—%	2%	100%

PEGASYSTEMS INC.
RECONCILIATION OF GAAP BACKLOG AND CONSTANT CURRENCY BACKLOG
(in millions, except percentages)

	June 30, 2024	June 30, 2025	1 Year Growth Rate
Backlog - GAAP	$1,406	$1,835	31%
Impact of changes in foreign exchange rates	—	(55)
Constant currency backlog	$1,406	$1,780	27%
Note: Constant currency backlog is calculated by applying the June 30, 2024 foreign exchange rates to current period shown.